UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore (Address of principal executive offices)	486123 (Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On May 1, 2013, Paul Read, the Chief Financial Officer of Flextronics International Ltd. (the “Company”), decided to leave, effective as of May 3, 2013.

(c) and (e)

On May 1, 2013, the Company named Christopher Collier as Chief Financial Officer of the Company, effective May 3, 2013.  Mr. Collier, age 44 and the Company’s Principal Accounting Officer since May 1, 2007, has served as Senior Vice President, Finance since December 2004.  Prior to his appointment as Senior Vice President, Finance in 2004, Mr. Collier served as Vice President, Finance and Corporate Controller since he joined the Company in April 2000. On May 1, 2013, the Board approved the following compensation arrangements for Mr. Collier:

•                  an annual base salary for Mr. Collier of $550,000, effective May 3, 2013;

•                  participation in the Company’s annual incentive bonus plan and eligibility for a bonus of up to 100% of base salary;

•                  a grant of performance-based and service-based restricted share units will be determined in May by the Company’s Compensation Committee.

On May 3, 2013, the Company issued a press release announcing the appointment of Mr. Collier.  The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)                                 Exhibits

99.1	Press release, dated May 3, 2013, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: May 3, 2013	By:	/s/ Jonathan S. Hoak
	Name:	Jonathan S. Hoak
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated May 3, 2013, issued by Flextronics International Ltd.